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                         INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Municipal Bond Fund, Inc.:



We consent to the use in Post-Effective Amendment No. 22 to Registration Statement No. 2-57354 of our report dated August 15, 1997 appearing in the Statement of Additional Information, which is part of a such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is part of such Registration Statement.



Deloitte & Touche LLP

Princeton, New Jersey

October 6, 1997